As filed with the Securities and Exchange Commission on May 7, 2003
                         Registration No. 333-92460
 =========================================================================

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                     POST-EFFECTIVE AMENDMENT NO. 1
                                   TO
                    FORM SB-2 REGISTRATION STATEMENT
                    UNDER THE SECURITIES ACT OF 1933


                            SONIC MEDIA CORP.
           ----------------------------------------------------
          (Exact name of registrant as specified in its charter)


  Nevada                                                     68-0507505
(State or jurisdiction  (Primary Standard Industrial      (I.R.S. Employer
 of incorporation       Classification Code Number)     Identification No.)
 or organization)

                    	   2200-1420 Fifth Avenue
               		 Seattle, Washington 98101
                              (206) 310-1344
             -----------------------------------------------
      (Address and telephone number of principal executive offices)

          		 Kenneth H. Finkelstein
			 2200-1420 Fifth Avenue
                       Seattle, Washington  98101
                              (206) 310-1344
            -------------------------------------------------
        (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: Not
Applicable.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                        DEREGISTRATION OF SECURITIES

     Sonic Media Corp., originally registered a best efforts, no minimum, 2,000,000 common shares ("Shares") maximum offering at a price of $0.10 per share. The Shares were registered for sale to the public on a Registration Statement on Form SB-2 (File No. 333-92460) (the "Registration Statement").
We have sold 997,040 of the Shares registered under the Registration Statement. The offering was terminated on April 4, 2003. Accordingly, we hereby amend the Registration Statement to withdraw from registration the 1,002,960 Shares that remain unsold under the Registration Statement.


                                SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, Washington, on May 7, 2003.


                                     SONIC MEDIA CORP.



                                     By: /s/ Kenneth H. Finkelstein
                                         --------------------------------
                                        Kenneth H. Finkelstein
                                        President, Chief Financial
					Officer, Principal Accounting
					Officer, a member of the
					Board of Directors



	Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Kenneth H. Finkelstein
------------------------   President, Chief Financial		May 7, 2003
Kenneth H. Finkelstein	   Officer, Principal Accounting
			   Officer, a member of the
			   Board of Directors



/s/ Robert Jarva	   Secretary, a member 	 		May 7, 2003
-----------------------    member of the Board of
Robert Jarva  	   	   Directors